Exhibit 10.1

$150,000,000

INTERACTIVE INTELLIGENCE GROUP, INC.

1.25% CONVERTIBLE SENIOR NOTES DUE 2020

PURCHASE AGREEMENT

May 19,  2015

May 19, 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

RBC Capital Markets, LLC
As Representatives of the several
Initial Purchasers named in Schedule I hereto

c/oMorgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Interactive Intelligence Group, Inc., an Indiana corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $150,000,000 principal amount of its 1.25%  Convertible Senior Notes due 2020 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of May 26, 2015 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $22,500,000 principal amount of its 1.25%  Convertible Senior Notes due 2020 (the “Additional Securities”) if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the Initial Purchasers, the right to purchase such Additional Securities granted to the Initial Purchasers in Section 0 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities”. Shares of the Company’s common stock, par value $0.01 per share, are hereinafter referred to as “Common Stock”. The Securities will be convertible into cash, shares of Common Stock (the “Underlying Securities”), or a combination of cash and Underlying Securities at the option of the Company, as set forth in the Indenture.

In connection with the offering of the Firm Securities, the Company is separately entering into capped call transactions with one or more of the Initial Purchasers or affiliates thereof (each, a “Capped Call Counterparty”), in each case pursuant to a capped call confirmation (each, a “Base Capped Call Confirmation”), dated the date hereof, and in connection with the issuance of any Additional Securities, the Company and each Capped Call Counterparty may enter into an additional capped call transaction (each, an “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmations, the “Base Capped Call Confirmations”), to be dated the date on which the option granted to the Initial Purchasers pursuant to Section 2 to purchase such Additional Securities is exercised.

The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company.  For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum,  or the Final Memorandum;  “Time of Sale Memorandum” means the

Preliminary Memorandum together with each Additional Written Offering Communication identified in Schedule II hereto under the caption “Time of Sale Memorandum”; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Securities by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act).  As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.Representations and Warranties.  The Company represents and warrants to each Initial Purchaser, as of the date hereof, and agrees with each Initial Purchaser that:

(a)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act on or prior to the date on which all of the Securities shall have been sold by the Initial Purchasers (notice thereof to be provided by the Initial Purchasers to the Company) and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each General Solicitation identified in Schedule II hereto under the caption “Permitted General Solicitations” (each, a “Permitted General Solicitation”) , when considered together with the Time of Sale Memorandum, at the time when made or used did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or any General Solicitation referred to above based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)Except for the Additional Written Offering Communications, including the Permitted General Solicitations identified in Schedule II hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c)The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Indiana, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)Each Material Subsidiary (as defined below) of the Company has been duly incorporated or organized, is validly existing as a corporation or other entity in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate power and authority (or similar company or partnership power and authority) to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent such concept is applicable) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock (or equivalent equity interests, as applicable) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or one of its wholly-owned subsidiaries (other than any director qualifying shares and other de minimis amounts of outstanding securities or ownership interests), free and clear of all liens, encumbrances, equities or claims.  For purposes of this Agreement, “Material Subsidiary” means, at any time any subsidiary which, together with its subsidiaries, has either assets or revenues from operations that exceed 10% of the combined assets or combined revenues from operations, respectively, of the Company and its subsidiaries taken as a whole.

(e)This Agreement has been duly authorized, executed and delivered by the Company.

(f)The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

(g)The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(h)The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture  and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, and the Securities and the Indenture will conform in all material respects to the descriptions thereof in each of the Time of Sale Memorandum and the Final Memorandum.

(i)Each Base Capped Call Confirmation has been, and any Additional Capped Call Confirmation on the date of its execution will have been, duly authorized, executed and delivered by the Company and, assuming execution and delivery thereof by the relevant Capped Call Counterparty, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(j)The maximum number of Underlying Securities issuable upon conversion of the Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Securities in connection with a fundamental change, assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions (the “Maximum Number of Underlying Securities”)) have been duly authorized and reserved for issuance and, when issued and delivered by the Company upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non‑assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(k)On the Closing Date, the Indenture will have been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Trustee, will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

(l)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities (including, without limitation, the issuance and delivery of the Securities and any Underlying Securities issuable upon conversion of the Securities) and the Base Capped Call Confirmations will not contravene any provision of (i) applicable law, assuming compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 7 hereof, (ii) the articles of incorporation or bylaws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, the result of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and, assuming compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 7 hereof, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of (i) its obligations under this Agreement, the Indenture or the Securities (including, without limitation, the issuance and delivery of the Securities and any Underlying Securities issuable upon conversion of the Securities) or (ii) the transactions contemplated by the Capped Call Confirmations, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(m)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.

(n)Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Securities (including, without limitation, the issuance and delivery of the Securities and any Underlying Securities issuable upon conversion of the Securities) or the Capped Call Confirmations or to consummate the transactions contemplated by the Time of Sale Memorandum.

(o)The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum and the transactions contemplated by the Capped Call Confirmations as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations thereunder.

(r)Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent (other than the Initial Purchasers as to which no representation or warranty is made),  (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities, (ii) made any General Solicitation that is an Additional Written Offering Communication other than the Permitted General Solicitations listed on

Schedule II hereto or those made with the prior written consent of the Representatives,  or (iii) offered, solicited offers to buy or sold the Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(s)Assuming compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(t)The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(u)The Company and its subsidiaries own or possess valid rights to use all trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and all goodwill associated with the foregoing, patents, patent rights, copyrights, works of authorship, inventions, licenses, software, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (including all registrations and applications for registration thereof) (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses. Neither the Company or its subsidiaries, nor the conduct of their respective businesses has infringed, misappropriated, or otherwise violated any Intellectual Property of any third party in any material respect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim (i) alleging any infringement, misappropriation or violation of or conflict with any Intellectual Property of any party, (ii) challenging the validity, scope, enforceability or ownership of any Intellectual Property purported to be owned by the Company or its subsidiaries, or (iii) challenging the Company’s or its subsidiaries’ rights in any licensed Intellectual Property, in each case which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.  All Intellectual Property purported to be owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is owned free and clear of all liens, encumbrances, defects or other restrictions, and, to the Company’s knowledge, is valid and enforceable and, to the Company’s knowledge, no party has infringed, misappropriated or otherwise violated any such Intellectual Property in any material respect.  Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (x) the Company and its subsidiaries have at all times taken reasonable steps in accordance with customary industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company and its subsidiaries is contingent upon maintaining the confidentiality thereof and (y) to the Company’s knowledge, all founders, current and former employees, contractors, consultants and other parties involved in the development of Intellectual Property for the Company and its subsidiaries have signed confidentiality and invention assignment agreements with the Company and its subsidiaries, pursuant to which the Company and its subsidiaries either have obtained ownership of and are the exclusive owners of such Intellectual Property, or have obtained a valid right to exploit such Intellectual Property, sufficient for the conduct of their respective businesses.

(v)The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License

and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and neither the Company nor any of its subsidiaries has used or distributed any Open Source Software in a manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge.

(w)Neither the Company nor any of its subsidiaries or any entities directly or indirectly controlled by the Company (collectively, “Controlled Entities”), nor any director, officer, or employee, nor, to the Company’s knowledge, any agent, representative or other person acting on behalf of the Company or of any of its subsidiaries or Controlled Entities, has (i) made or taken or will make or take any action in furtherance of an offer, contribution, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts, entertainment or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries and Controlled Entities have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(x)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)(i) Neither  the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”)  , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

(ii) The Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(z)The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)The financial statements included or incorporated by reference in the Time of Sale Memorandum, together with the related schedules and notes thereto, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Memorandum, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements, and the schedules included or incorporated by reference in the Time of Sale Memorandum present fairly in all material respects the information required to be stated therein.

(cc)KPMG LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). KPMG LLP has audited the consolidated financial statements of the Company included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, and has audited effectiveness of the Company’s internal control over financial reporting as of December 31, 2014.

(dd)The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff)The Company and its directors and officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of

2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

2.Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.0% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers the Additional Securities, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $22,500,000 principal amount of Additional Securities at the Purchase Price plus accrued interest from May 26, 2015 to the Option Closing Date (as defined below) solely for the purpose of covering sales of Additional Securities in excess of the number of the Firm Securities. You may exercise this right on behalf of the Initial Purchasers in whole or in part (but not more than once) by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. The purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. On such day, if any, that Additional Securities are to be purchased (the  “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on the Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.

3.Terms of Offering.  You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on May 26, 2015, or at such other time on the same or such other date, not later than June  2, 2015, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5.Conditions to the Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a)The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Securities that, in your judgment, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(c)The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) above and confirming that the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)The Representatives shall have received on the Closing Date the opinion of Faegre Baker Daniels LLP, outside counsel for the Company, dated the Closing Date, which shall be to the effect set forth in Exhibit A1. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e)The Representatives shall have received on the Closing Date the opinion of Jason Klavon, Corporate Counsel for the Company, dated the Closing Date, which shall be to the effect set forth in Exhibit A2. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(f)The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to the Representatives.

(g)The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)The “lock‑up” agreements, each substantially in the form of Exhibit B hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i)The Maximum Number of Underlying Securities shall have been approved for listing, subject to issuance, on The NASDAQ Global Select Market.

(j)Such other documents as you may reasonably request with respect to the valid existence of the Company, the due authorization, execution, authentication and issuance of the Securities to be sold on the Closing Date and other matters related to the issuance of such Securities.

(k)The several obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the following conditions:

(i)The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Option Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Option Closing Date.

(ii)The Company shall cause to be delivered to you on the Option Closing Date each of the following:

(A)a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of the Option Closing Date;

(B)an opinion of Faegre Baker Daniels LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinions required by Section 5(d) hereof;

(C)an opinion of Jason Klavon, Corporate Counsel for the Company, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinions required by Section 5(e) hereof;

(D)an opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated the Option Closing Date, relating to the Additional Securities to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(E)a letter dated the Option Closing Date, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP, independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to the Option Closing Date; and

(F)such other documents as you may reasonably request with respect to the valid existence of the Company, the due authorization, execution, authentication and issuance of the Additional Securities to be sold on the Option Closing Date and other matters related to the issuance of such Additional Securities.

6.Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

(a)To furnish to you in New York City, without charge, as soon as reasonably practicable, but in no event later than 10:00 a.m. New York City time on the third business day succeeding the date of this Agreement and during the period mentioned in Section 0 or 0, as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, other than by filing documents under the Exchange Act, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication or General Solicitation prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) up to $7,500 of the reasonable fees and expenses incurred in connection with the printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and the qualification of the Securities for offer and sale under state securities laws as provided in Section 0 hereof  (including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum),  (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 0, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h)Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(i)To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(j)While any of the Securities or the Underlying Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)During the period of one year after the Closing Date or the Option Closing Date, if later, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(l)So long as any Securities are outstanding, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) at such time (or any person who has been an affiliate within the three months preceding such time) to, resell any of the Securities or the Underlying Securities issued upon conversion of the Securities that have been reacquired by any of them, unless such Securities or Underlying Securities have been registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act that results in such Securities or Underlying Securities, as the case may be, no longer being “restricted securities” under Rule 144.

(m)Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(n)To reserve and keep available at all times, free of preemptive rights, the Maximum Number of Underlying Securities.

(o)To maintain the listing of the Maximum Number of Underlying Securities on The NASDAQ Global Select Market for so long as the Securities are outstanding.

(p)To apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Final Memorandum under the heading “Use of Proceeds.”

The Company also agrees that, without the prior written consent of each of the Representatives on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or publicly announce the intention to do any of the foregoing.  The foregoing sentence shall not apply to (a) the sale of the Securities under this Agreement, (b) the issuance by the Company of any shares of Common Stock upon conversion of the Securities, (c) the issuance by the Company of any shares of Common Stock upon the exercise of an option or settlement of restricted stock, restricted stock units or the issuance of up to 98,999 shares of Common Stock pursuant to the Stock Purchase Agreement dated May 14, 2014 among the Company, Donald E. Brown, M.D. and the other parties thereto or the conversion of a security outstanding on the date hereof or under any employee benefit plans existing on the date hereof and described in the Time of Sale Memorandum and the Final Memorandum, including the documents incorporated by reference therein,  (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (e) the vesting of or removal or lapse of restrictions on restricted stock awards, stock options, restricted stock units or other awards under the Company’s employee benefits plans or agreements in accordance with the terms of such plans or agreements, provided that such plans or agreements are described in the Time of Sale Memorandum and the Final Memorandum, including the documents incorporated by reference therein, (f) the filing of any registration statement in respect of securities offered pursuant to the terms of the Company’s existing employee benefits plans or agreements or (g) the issuance by the Company of shares of, or options to purchase shares of, Common Stock, restricted stock units or other equity awards to the Company’s employees, officers, directors, advisors or consultants pursuant to employee benefit plans in effect on the date hereof and made available to the Initial Purchasers, provided that no such awards vest during the Restricted Period and that such plans are described in the Time of Sale Memorandum and the Final Memorandum, including the documents incorporated by reference therein.

For the avoidance of doubt, nothing in the preceding paragraph shall prevent the entry into and performance under or termination of the Capped Call Confirmations by the Company or any Capped Call Counterparty.

7.Offering of Securities; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any General Solicitation, other than a Permitted General Solicitation listed on

Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, (ii) it will sell such Securities only to persons that it reasonably believes to be QIBs that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the captions “Notice to Investors” and “Transfer Restrictions.”

(b)Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required; and

(ii)the Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A.

(c)Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d),  5(e),  5(f), 5(k)(ii)(B), 5(k)(ii)(C) and 5(k)(ii)(D) of this Agreement, counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.

(d)The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum and the Indenture to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs.

8.Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and directors, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication identified in Schedule II hereto under the caption “Permitted Additional Written Offering Communications”, road show, any Permitted General Solicitation set forth in Schedule II hereto, the Final Memorandum or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Memorandum and Time of Sale Memorandum furnished on behalf of each Initial Purchaser: (i) the names set forth in the table of Initial Purchasers in the list under the first paragraph of text under the caption “Plan of Distribution” and (ii) the information contained in the thirteenth paragraph under the caption “Plan of Distribution” related to price stabilization and short positions.

(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, otherwise be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party,  unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8  are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.Termination.  The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one‑tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non‑defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 0 by an amount in excess of one‑ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one‑tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on the Option Closing Date, the non-defaulting Initial Purchasers shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on the Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Initial Purchasers would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.Entire Agreement.  (a) This Agreement represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.

(b)The Company acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Convertible Debt Syndicate Desk, with a copy to the Legal Department,  in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358) Attention: Equity Syndicate Desk, and in care of RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281 (fax: (212) 428-6260) Attention: Equity Syndicate Desk; and if to the Company shall be delivered, mailed or sent to Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278, Attention: William J. Gildea, III.

Very truly yours, Interactive Intelligence Group, Inc.
By:	/s/ Stephen R. Head
Name:Stephen R. Head
Title:Corporate Secretary Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:Morgan Stanley & Co. LLC

By:	/s/ David Oakes
Name:David Oakes
Title:Managing Director

By:J.P. Morgan Securities LLC

By:	/s/ Karin Ross
Name:Karin Ross
Title:Executive Director

By:RBC Capital Markets, LLC

By:	/s/ Guy Seebohm
Name:Guy Seebohm
Title:MD- ECM

I-2

Schedule I

Initial Purchaser	Principal Amount of Firm Securities to be Purchased

Morgan Stanley & Co. LLC...........................................................................	$ 60,000,000
J.P. Morgan Securities LLC.........................................................................	39,000,000
RBC Capital Markets, LLC.........................................................................	30,000,000
Raymond James & Associates, Inc..................................................................	3,510,000
William Blair & Company, L.L.C....................................................................	3,510,000
Northland Securities, Inc..............................................................................	3,495,000
First Analysis Securities Corp......................................................................	3,495,000
Craig-Hallum Capital Group LLC.................................................................	3,495,000
Roth Capital Partners, LLC.........................................................................	3,495,000
Total:...........................................................................................................	$ 150,000,000

I-1

Schedule II

Permitted Communications

Time of Sale Memorandum

1.Preliminary Memorandum issued May 18, 2015

2.Pricing Term Sheet, in the form attached hereto as Exhibit C

Permitted Additional Written Offering Communications

Pricing Term Sheet

Permitted General Solicitations

Launch press release

Pricing press release

II-1

EXHIBIT A1

OPINION OF COUNSEL FOR THE COMPANY

The opinion of the counsel for the Company, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

A.The Company has been duly incorporated, is validly existing as a corporation under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum.

B.The Purchase Agreement has been duly authorized, executed and delivered by the Company.

C.The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Memorandum and the Final Memorandum.

D.The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance,  reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued and the issuance of the Securities will not be subject to any statutory preemptive rights or any preemptive or similar rights under the articles of incorporation or bylaws of the Company.

E.The Maximum Number of Underlying Securities have been duly authorized and reserved for issuance and, when issued and delivered by the Company upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non‑assessable, and the issuance of the Underlying Securities is not subject to any statutory preemptive rights or any preemptive or similar rights under the articles of incorporation or bylaws of the Company.

F.The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in law or at equity).

G.The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Securities will not violate or result in a breach of (i) any provision of the federal laws of the United States, the laws of the State of Indiana or the laws of the State of New York (except no opinion need be rendered with respect to federal or state securities or Blue Sky laws), or (ii) the articles of incorporation or bylaws of the Company.

A1-1

H.No consent, approval, authorization or order of, or qualification with, any federal or state governmental body or agency is required under the federal laws of the United States, the laws of the State of Indiana or the laws of the State of New York to be made or obtained by the Company in connection with the performance by the Company of its obligations under the Purchase Agreement, the Indenture or the Securities or the consummation by the Company of the transactions effected pursuant to the Purchase Agreement, except such as have been obtained or may be required by the federal or state securities or Blue Sky laws in connection with the offer and sale of the Securities and the Underlying Securities or the consummation of the transactions effected pursuant to the Capped Call Confirmation.

I.The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

J.The statements in each of the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Notes” and “Description of Capital Stock,” insofar as such statements purport to summarize matters of law, descriptions of statutes, rules or regulations, or summaries of legal matters, documents or legal proceedings, in each case fairly summarize in all material respects such matters, statutes, rules, regulations, documents or proceedings.

K.The statements in each of the Time of Sale Memorandum and the Final Memorandum under the caption “Certain Material Federal Tax Considerations,” insofar as such statements purport to summarize the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

L.(i) In the opinion of such counsel each document filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and expressly incorporated by reference in the Time of Sale Memorandum or Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any opinion), when such document was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder (in passing upon compliance as to the form of such documents, such counsel has assumed that the statements made or incorporated by reference therein are complete and correct), and (ii) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Time of Sale Memorandum (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any belief) as of the date of the Purchase Agreement or as amended or supplemented, if applicable, or as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A1-2

With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions and beliefs are based upon his or her participation in the preparation of the Time of Sale Memorandum and the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except as specified.

M.Assuming (i) the accuracy of the representations and warranties of, and compliance thereby with the agreements of, the Company and the Initial Purchasers contained in the Purchase Agreement and (ii) the offer, sale and delivery of the Securities are completed in the manner contemplated by, and in accordance with, the Purchase Agreement, the Time of Sale Memorandum and the Final Memorandum, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with the Purchase Agreement, the Time of Sale Memorandum and the Final Memorandum to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security or as to any Underlying Security.

A1-3

EXHIBIT A2

OPINION OF CORPORATE COUNSEL FOR THE COMPANY

The opinion of Jason Klavon, Corporate Counsel for the Company, to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

A.The Company is duly qualified to transact business and, to the extent such concept is applicable, is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, to the extent such concept is applicable, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B.Each Material Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing, to the extent such concept is applicable, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing, to the extent such concept is applicable, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are owned directly or indirectly by the Company (except for any director qualifying shares and other de minimus amounts of outstanding securities or ownership interests) and, to such counsel’s knowledge, are free and clear of all liens, encumbrances, equities or claims.

C.To such counsel’s knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Indenture and the Securities will not violate or result in a breach of any agreement or other instrument binding upon the Company or any of its subsidiaries the result of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

D.To such counsel’s knowledge after due inquiry, there are no legal or governmental proceedings pending or overtly threatened in writing to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Time of Sale Memorandum and proceedings which such counsel believes are not reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Purchase Agreement, the Indenture or the Securities or to consummate the transactions effected pursuant to the Purchase Agreement.

A2-1

EXHIBIT B

FORM OF LOCK-UP LETTER

May __, 2015

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC (the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Interactive Intelligence Group, Inc., an Indiana corporation (the “Company”), providing for the offering (the “Offering”) by the several Initial Purchasers (the “Initial Purchasers”), of Convertible Senior Notes of the Company (the “Securities”).  The Securities will be convertible into shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), cash or other securities or property (or any combination thereof).

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Initial Purchasers, [he][she] will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum (the “Restricted Period”) relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers (not including a sale or other disposition for value) of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or to, or for the benefit of, family members, charitable institutions, and trusts, limited partnerships or other entities created for estate planning purposes, the principal beneficiaries of which are family members or charitable institutions, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period[, or (e) the sale or transfer of up to that number of shares of Common Stock required solely for the purpose of paying any tax obligations of the undersigned incurred in connection with the issuance of up to 33,000 shares of Common Stock to the undersigned pursuant to the Stock Purchase Agreement dated May 14, 2014 among the Company, the undersigned and the other parties thereto][, or (e) the exercise of an outstanding stock option for 8,000 shares of Common Stock which expires during the Restricted Period, and the sale of up to that number of shares of Common Stock required solely for the purpose of a “cashless” exercise of such option and covering any tax obligations of the undersigned incurred in connection with such exercise][; provided that any filing under Section 16(a) of the Exchange Act made in connection with such transaction shall include a footnote indicating that the transaction was solely to cover the exercise price, if applicable, and any tax obligations of the undersigned incurred in connection with such exercise or receipt of shares.]  In addition, the undersigned agrees that, without the prior written consent of each of the Representatives on behalf of the Initial Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

(Name)
(Address)

EXHIBIT C

PRICING TERM SHEET

[Attached]

C-1

PRICING TERM SHEETSTRICTLY CONFIDENTIAL

DATED MAY 19, 2015

Interactive Intelligence Group, Inc.

$150,000,000

1.25% CONVERTIBLE SENIOR NOTES DUE 2020

The information in this pricing term sheet supplements Interactive Intelligence Group, Inc.’s preliminary offering memorandum, dated May 18, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer only to Interactive Intelligence Group, Inc. and not to its subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Interactive Intelligence Group, Inc.
Ticker / Exchange for Our Common Stock:	“ININ”/ The NASDAQ Global Select Market.
Securities:	1.25% Convertible Senior Notes due 2020 (the “notes”).
Principal Amount:	$150,000,000.
Over-allotment Option:	$22,500,000.
Denominations:	$1,000 and multiples of $1,000 in excess thereof.
Ranking:	Senior unsecured.
Maturity:	June 1, 2020, unless earlier repurchased or converted.
No Redemption at Our Option:	We may not redeem the notes prior to maturity and no “sinking fund” is provided for the notes.
Fundamental Change:

If we undergo a “fundamental change” (as defined in the Preliminary Offering Memorandum under the caption “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) prior to maturity, subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in a principal amount of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Interest and Interest Payment Dates:

1.25% per year.

Interest will accrue from May 26, 2015 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015.

We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” in the Preliminary Offering Memorandum and under the circumstances described under “Description of Notes—No Registration Rights; Additional Interest” in the Preliminary Offering Memorandum.

Regular Record Dates:	May 15 and November 15 of each year, as the case may be, immediately preceding the relevant interest payment date.
Issue Price:	100% of principal, plus accrued interest, if any, from May 26, 2015 if settlement occurs after that date.
Last Reported Sale Price of Our Common Stock on May 19, 2015:	$45.36 per share.
Initial Conversion Rate:	16.3303 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.
Initial Conversion Price:	Approximately $61.24 per share of our common stock, subject to adjustment.
Conversion Premium:	Approximately 35% above the last reported sale price of our common stock on May 19, 2015.
Settlement Method:	Cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in the Preliminary Offering Memorandum.
Joint Book-Running Managers:	Morgan Stanley & Co. LLC J.P. Morgan Securities LLC RBC Capital Markets, LLC
Pricing Date:	May 19, 2015.
Trade Date:	May 20, 2015.
Expected Settlement Date:	May 26, 2015.
CUSIP Number (144A):	45841VAA7
ISIN (144A):	US45841VAA70
Listing:	None.

Capped Call Transactions:

In connection with the pricing of the notes, we entered into capped call transactions with one or more of the initial purchasers or their affiliates. The capped call transactions are generally expected to reduce potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their over-allotment option, we may enter into additional capped call transactions.

Net Proceeds:

We estimate that the net proceeds from this offering will be approximately $145.1 million (or $167.0 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by us.

Use of Proceeds:

We intend to use approximately $12.8 million of the net proceeds from this offering to pay the cost of the capped call transactions. See “Description of Capped Call Transactions” in the Preliminary Offering Memorandum.

We intend to use the remaining net proceeds from this offering for working capital and other general corporate purposes.

If the initial purchasers exercise their over-allotment option, we may use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. Any remaining net proceeds from the sale of additional notes will be used for working capital and other general corporate purposes as described above. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

Holders who convert their notes in connection with a make-whole fundamental change occurring prior to the maturity date of the notes may, under certain circumstances, be entitled to an increase in the conversion rate for the notes so surrendered for conversion, as described under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in the Preliminary Offering Memorandum.

The following table sets forth the number of additional shares by which the conversion rate for the notes will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$45.36	$50.00	$55.00	$61.24	$70.00	$80.00	$100.00	$120.00	$150.00	$170.00	$200.00
May 26, 2015.............	5.7155	4.7216	3.8766	3.0818	2.2930	1.6882	0.9879	0.6243	0.3454	0.2432	0.1498
June 1, 2016...............	5.7155	4.5557	3.6836	2.8727	2.0821	1.4892	0.8282	0.5016	0.2647	0.1818	0.1087
June 1, 2017...............	5.7155	4.4024	3.4836	2.6429	1.8425	1.2628	0.6507	0.3712	0.1843	0.1235	0.0718
June 1, 2018...............	5.7155	4.2267	3.2319	2.3436	1.5297	0.9727	0.4394	0.2283	0.1062	0.0705	0.0411
June 1, 2019...............	5.7155	3.9452	2.8149	1.8490	1.0344	0.5487	0.1833	0.0838	0.0413	0.0296	0.0186
June 1, 2020...............	5.7155	3.6697	1.8515	-	-	-	-	-	-	-	-

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•If the stock price is greater than $200.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•If the stock price is less than $45.36 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 22.0458 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

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__________________

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are offering the notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The notes and any shares of common stock issuable upon conversion of the notes are not transferable except in accordance with the restrictions described under “Notice to Investors” and “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the notes may be obtained by contacting (i) Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by calling (866) 718-1649 or by emailing prospectus@morganstanley.com, (ii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204, or (iii) RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attn: Equity Syndicate, telephone: 877-822-4089, facsimile: 212-428-6260.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

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